Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-00182, 33-8993, 33-8973, 33-16460, 33-16466,
33-25052, 33-37865, 33-37867, 33-36223, 33-52826, 33-52804, 33-52806, 33-52800,
33-37868, 33-51187, 33-51189, 33-54347, 33-54453, 33-65237, 33-61561, 33-58487,
333-19535, 333-14265, 333-90761, 333-90823, 333-94627, 333-48432, 333-46408,
333-43702, 333-43698, 333-40578, 333-40576, 333-33070, 333-33062, 333-33068,
333-33064, 333-33058, 333-33066, 333-33060, 333-33074, 333-33072, 333-62004,
333-76670, 333-83470) and on Form S-3 (No. 333-62957) of Thermo Electron
Corporation of our report dated February 24, 2004, relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 24, 2004, relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP


Boston, Massachusetts
March 2, 2004